Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(unless otherwise indicated, all numbers are in thousands except share and per share information)

On January 2, 2018, pursuant to an agreement and plan of merger (the “Merger Agreement”), dated as of September 25, 2017, between Envestnet, Inc. (“Envestnet”), Folio Dynamics Holdings, Inc., a Delaware corporation (“FolioDynamix”), FCD Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Envestnet (“Merger Sub”), and Actua USA Corporation (“Actua”), a Delaware corporation, solely in its capacity as the representative of the stockholders of FolioDynamix, Envestnet completed the merger of Merger Sub with and into FolioDynamix, with FolioDynamix continuing as the surviving corporation (the “Acquisition”) and a wholly-owned subsidiary of Envestnet. The completion of the Acquisition on January 2, 2018 followed the receipt of all necessary regulatory approvals and third-party consents.

 In connection with the Acquisition, Envestnet paid $195,000 in cash for all the outstanding shares of FolioDynamix, subject to certain closing and post-closing adjustments. Envestnet funded the Acquisition price with borrowings under its revolving credit facility.

The foregoing summary of the Merger Agreement and the Acquisition does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Envestnet’s Form 8-K filed on September 25, 2017.

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and for the nine months ended September 30, 2017 combine the historical consolidated statements of operations of Envestnet and FolioDynamix, as if the Acquisition had occurred on January 1, 2016, the first day of the fiscal year ended December 31, 2016.

The unaudited pro forma condensed combined balance sheet as of September 30, 2017 combines the historical consolidated balance sheets of Envestnet and FolioDynamix, giving effect to the Acquisition as if it had occurred on September 30, 2017.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined company’s results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with:

•the audited consolidated financial statements and related notes of Envestnet contained in Envestnet’s Annual Report on Form 10-K for the year ended December 31, 2016;

•the audited consolidated financial statements and related notes of FolioDynamix as of and for the year ended December 31, 2016, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A;

•the unaudited condensed consolidated financial statements and related notes of Envestnet contained in Envestnet’s Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2017;

•the consolidated financial statements and related notes of FolioDynamix as of September 30, 2017 (unaudited) and December 31, 2016 and for the nine months ended September 30, 2017 and 2016 (unaudited),  which are included as Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial information has been prepared by Envestnet using the acquisition method of accounting in accordance with generally accepted accounting principles. Envestnet has been treated as the acquirer in the Acquisition for accounting purposes. The acquisition accounting, including certain valuation and other studies, is in progress and is not yet at the point where there is sufficient information for a definitive measurement. The assets and liabilities of FolioDynamix have been measured based on various preliminary estimates using assumptions that Envestnet believes are reasonable based on information that is currently available to it. Differences between these preliminary estimates and the final acquisition accounting may occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

Envestnet has commenced the necessary valuation and other studies required to complete the acquisition accounting and will finalize the acquisition accounting as soon as practicable within the required measurement period prescribed by ASC 805,  Business Combinations, but in no event later than one year following completion of the Acquisition.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that Envestnet and FolioDynamix would have achieved had the companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the Acquisition. The unaudited pro forma condensed combined financial information does not reflect any potential cost savings that may be realized as a result of the Acquisition and also does not reflect any restructuring or integration-related costs, if any, to achieve those potential cost savings. No material intercompany transactions between Envestnet and FolioDynamix during the periods presented in the unaudited pro forma condensed combined financial statements have been identified at this time.

Envestnet, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet of Envestnet and FolioDynamix

As of September 30, 2017

(in thousands)

	Historical		Pro Forma
	Envestnet	FolioDynamix (1)	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$48,704	$6,609	$(2,370)	a	$52,943
Fees and other receivables, net	49,726	5,064	-		54,790
Prepaid expenses and other current assets	23,999	1,094	-		25,093
Total current assets	122,429	12,767	(2,370)		132,826

Property and equipment, net	35,274	1,155	-		36,429
Internally developed software, net	20,279	-	-		20,279
Intangible assets, net	233,525	31,904	85,796	b	351,225
Goodwill	432,746	136,251	(56,643)	c	512,354
Other non-current assets	17,969	264	-		18,233
Total assets	$862,222	$182,341	$26,783		$1,071,346

Liabilities
Current liabilities:
Accrued expenses and other liabilities	$102,877	$5,243	$1,457	d	$109,577
Accounts payable	13,215	7,265	-		20,480
Note payable	-	10,000	(10,000)	e	-
Contingent consideration	2,055	1,297	(1,297)	f	2,055
Deferred revenue	18,388	2,033	(308)	g	20,113
Total current liabilities	136,535	25,838	(10,148)		152,225

Convertible notes	157,353	-	-		157,353
Revolving credit facility	101,168	-	195,000	a	296,168
Contingent consideration	641	-	-		641
Deferred revenue	14,454	320	(45)	g	14,729
Deferred rent and lease incentive	14,867	79	-		14,946
Deferred tax liabilities, net	12,216	-	-	h	12,216
Other non-current liabilities	14,527	-	-		14,527
Total liabilities	451,761	26,237	184,807		662,805

Commitments and contingencies

Redeemable units in ERS, LLC	900	-	-		900

Stockholders' equity:
Common stock and additional paid in capital	545,179	211,470	(211,470)	i	545,179
Accumulated deficit and accumulated other comprehensive income	(91,329)	(54,775)	52,855	j	(93,249)
Treasury stock	(44,687)	(591)	591	i	(44,687)
Total equity	409,163	156,104	(158,024)		407,243
Non-controlling interest	398	-	-		398
Total liabilities and equity	$862,222	$182,341	$26,783		$1,071,346

(1)

Certain reclassifications were made to conform to Envestnet’s financial statement presentation. These reclassifications primarily consist of accrued compensation and benefits to accrued expenses and other liabilities and current contingent consideration liability from accrued expenses and other liabilities.

See notes to the unaudited pro forma condensed combined financial statements.

Envestnet, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations of Envestnet and FolioDynamix

Year Ended December 31, 2016

(in thousands, except share and per share information)

	Historical		Pro Forma
	Envestnet	FolioDynamix (1)	Adjustments		Combined

Revenue	$578,164	$32,622	$-	k	$610,786

Operating expenses:
Cost of revenues	180,590	4,983	-		185,573
Compensation and benefits	241,584	19,700	(893)	l	260,391
General and administration	115,435	8,729	(352)	m	123,812
Depreciation and amortization	63,999	6,911	12,758	b	83,668
Total operating expenses	601,608	40,323	11,513		653,444

Loss from operations	(23,444)	(7,701)	(11,513)		(42,658)
Other expense, net	(17,046)	(573)	(7,258)	n	(24,877)
Loss before income tax provision	(40,490)	(8,274)	(18,771)		(67,535)

Income tax provision (benefit)	15,077	(242)	-	h	14,835
Net loss	$(55,567)	$(8,032)	$(18,771)		$(82,370)

Net loss per share:
Basic	$(1.30)				$(1.92)
Diluted	$(1.30)				$(1.92)

Weighted average common shares outstanding:
Basic	42,814,222				42,814,222
Diluted	42,814,222				42,814,222

(1)Certain reclassifications were made to conform to Envestnet’s financial statement presentation. These reclassifications primarily consist of reclassifying employee-related costs (salary, benefits, stock compensation, etc.) from cost of revenues, sales and marketing, research and development and general and administrative expenses, into compensation and benefits expenses. In addition, depreciation expense was reclassified from cost of revenues, sales and marketing, research and development and general and administrative expenses, into depreciation and amortization expense.

See notes to the unaudited pro forma condensed combined financial statements.

Envestnet, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations of Envestnet and FolioDynamix

Nine Months Ended September 30, 2017

(in thousands, except share and per share information)

	Historical		Pro Forma
	Envestnet	FolioDynamix (1)	Adjustments		Combined

Revenue	$500,817	$29,414	$-	k	$530,231

Operating expenses:
Cost of revenues	161,031	4,278	-		165,309
Compensation and benefits	199,079	17,427	(625)	l	215,881
General and administration	90,178	488	4,540	o	95,206
Depreciation and amortization	46,792	5,447	9,330	b	61,569
Total operating expenses	497,080	27,640	13,245		537,965

Income (loss) from operations	3,737	1,774	(13,245)		(7,734)
Other expense, net	(13,838)	(336)	(5,323)	n	(19,497)
Income (loss) before income tax provision	(10,101)	1,438	(18,568)		(27,231)

Income tax provision	10,824	-	-	h	10,824
Net income (loss)	$(20,925)	$1,438	$(18,568)		$(38,055)

Net loss per share:
Basic	$(0.48)				$(0.87)
Diluted	$(0.48)				$(0.87)

Weighted average common shares outstanding:
Basic	43,604,869				43,604,869
Diluted	43,604,869				43,604,869

(1)Certain reclassifications were made to conform to Envestnet’s financial statement presentation. These reclassifications primarily consist of reclassifying employee-related costs (salary, benefits, stock compensation, etc.) from cost of revenues, sales and marketing, research and development and general and administrative expenses, into compensation and benefits expenses. In addition, depreciation expense was reclassified from cost of revenues, sales and marketing, research and development and general and administrative expenses, into depreciation and amortization expense.

See notes to the unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(all numbers are in thousands except share and per share information unless otherwise indicated)

1. Description of Transaction

On January 2, 2018, pursuant to an agreement and plan of merger (the “Merger Agreement”), dated as of September 25, 2017, between Envestnet, Inc. (“Envestnet”), Folio Dynamics Holdings, Inc., a Delaware corporation (“FolioDynamix”), FCD Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Envestnet (“Merger Sub”), and Actua USA Corporation (“Actua”), a Delaware corporation, solely in its capacity as the representative of the stockholders of FolioDynamix, Envestnet completed the merger of Merger Sub with and into FolioDynamix, with FolioDynamix continuing as the surviving corporation (the “Acquisition”) and a wholly-owned subsidiary of Envestnet. The completion of the Acquisition on January 2, 2018 followed the receipt of all necessary regulatory approvals and third-party consents.

In connection with the Acquisition, Envestnet paid $195,000 in cash for all the outstanding shares of FolioDynamix, subject to certain closing and post-closing adjustments. Envestnet funded the Acquisition price with borrowings under its revolving credit facility.

The foregoing summary of the Merger Agreement and the Acquisition does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Envestnet’s Form 8-K filed on September 25, 2017.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and are based on the historical consolidated financial statements of Envestnet and FolioDynamix. The acquisition method of accounting is based on ASC 805,  Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurements.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC 805 requires that the consideration transferred be measured at the date the Acquisition was completed at the then-current market price.

ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Envestnet may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Envestnet’s intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded, as of completion of the Acquisition, primarily at their respective fair values and added to those of Envestnet. Financial statements and reported results of operations of Envestnet issued after completion of the Acquisition will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of FolioDynamix.

Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred.  The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and for the nine months ended September 30, 2017 are required to exclude non-recurring costs and costs directly related to the Acquisition.

The unaudited pro forma condensed combined balance sheet as of September 30, 2017 is required to include adjustments which give effect to events that are directly attributable to the Acquistion regardless of whether they are expected to have a continuing impact on the combined results or are non-recurring. Therefore, acquisition-related transaction costs expected to be incurred by Envestnet and FolioDynamix subsequent to September 30, 2017 of approximately $920 and $1,000, respectively, are reflected as a pro forma adjustment to the unaudited pro forma condensed combined balance sheet as of September  30, 2017 as an increase to accrued expenses and accumulated deficit.

The unaudited pro forma condensed combined financial statements do not reflect any projected realization of cost savings following completion of the Acquisition. These cost savings opportunities are primarily related to administrative cost savings. Although Envestnet projects that cost savings will result from the Acquisition, there can be no assurance that these cost savings will be achieved. The unaudited pro forma condensed combined financial statements do not reflect any potential restructuring and integration-related costs associated with the projected cost savings. Such restructuring and integration-related costs will be expensed in the appropriate accounting periods after completion of the Acquisition. In addition, the unaudited pro forma condensed combined financial statements do not reflect any potential debt repayments.

3. Accounting Policies

At completion of the Acquisition, Envestnet reviewed FolioDynamix’s accounting policies and did not identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. Therefore, the unaudited pro forma condensed combined financial statements assume there are no differences in accounting policies.

4. Consideration Transferred

The following is a summary of preliminary consideration transferred to effect the acquisition of FolioDynamix:

Base consideration	$195,000
Preliminary working capital adjustment	2,370
Total estimated fair value of consideration transferred	$197,370

5.  Estimate of Assets Acquired and Liabilities Assumed

The following is a preliminary estimate of the assets acquired and the liabilities assumed by Envestnet in the Acquisition:

Total tangible assets acquired	$14,186
Total liabilities assumed	(14,124)
Identifiable intangible assets	117,700
Goodwill	79,608
Total estimated preliminary consideration allocation	$197,370

Identifiable intangible assets are required to be measured at fair value, and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements and consistent with the ASC 820 requirements for fair value measurements, it is assumed that all acquired assets will be used in a manner that represents the highest and best use of those acquired assets, but it is not assumed that any market participant synergies will be achieved.

The fair value of identifiable intangible assets is determined primarily using variations of the “income approach,” which is based on the present value of the future after-tax cash flows attributable to each identifiable intangible asset. Other valuation methods, including the market approach and cost approach, were also considered in estimating the fair value. Goodwill is calculated as the difference between the acquisition-date fair value of the total consideration transferred and the aggregate values assigned to the assets acquired and liabilities assumed.

As of the date of this Form 8-K/A filing, Envestnet has not finalized the estimated fair values of FolioDynamix’s identifiable intangible assets. Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include, but are not limited to: the amount and timing of projected future cash flows (including revenue and profitability); the discount rate selected to measure the risks inherent in the future cash flows; the assessment of the asset’s life cycle; and the competitive trends impacting the asset. For purposes of these unaudited pro forma condensed combined financial statements, the fair value of FolioDynamix’s identifiable intangible assets and their weighted-average useful lives have been preliminarily estimated as follows:

		Estimated
	Estimated	Useful Life
	Fair Value	in Years
Customer relationships	$95,000	12
Proprietary technology	18,000	4
Trade names and domains	4,700	5
Total intangible assets acquired	$117,700

These preliminary estimates of fair value and weighted-average useful life may be different from the amounts included in the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. Once Envestnet has completed the final valuation of FolioDynamix’s intangible assets, additional insight will be gained that could impact (i) the estimated total value assigned to identifiable intangible assets, (ii) the estimated allocation of value between finite-lived and indefinite-lived intangible assets (as applicable) and/or (iii) the estimated weighted-average useful life of each category of intangible assets. The combined effect of any such changes to these estimated fair values could then also result in a significant increase or decrease to Envestnet’s estimate of associated amortization expense.

6. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)To reflect the cash consideration amount of $197,370 funded by borrowings of $195,000 and the use of $2,370 of available Envestnet cash in order to fund the Acquisition. In connection with the Acquisition, Envestnet amended its credit facility to increase the borrowing capacity to $350,000.

(b)To eliminate historical FolioDynamix intangible assets of $31,904 as of September 30, 2017 and to eliminate historical intangible amortization of $5,921 and $4,679 for the year ended December 31, 2016 and the nine months ended September 30, 2017, respectively.

To record the estimated fair value of FolioDynamix intangible assets as of September 30, 2017 and estimated amortization expense associated with the new intangible assets for the year ended December 31, 2016 and the nine months ended September 30, 2017, respectively.

			Amortization
		Estimated	For the	For the
	Estimated	Useful Life	Year Ended	Nine Months Ended
	Fair Value	in Years	December 31, 2016	September 30, 2017
Customer relationships	$95,000	12	$13,239	$9,929
Proprietary technology	18,000	4	4,500	3,375
Trade names and domains	4,700	5	940	705
Total intangible assets acquired	$117,700		$18,679	$14,009

Amortization expense related to the customer relationships are amortized on an accelerated method and proprietary technology and trade name and domains are amortized on a straight-line method. A five percent increase or decrease in each of the intangible asset fair values would result in an approximate increase or decrease of $930 and $700 in the estimated amortization expense for the year ended December 31, 2016 and the nine months ended September 30, 2017, respectively.

(c)To record the estimated fair value of goodwill of $79,608 for this Acquisition and to eliminate the historical goodwill of FolioDynamix of $136,251.

(d)To record estimated transaction costs totaling $1,920 and to eliminate definite consideration of $463 related to an earnout payment for FolioDynamix’s purchase of SAS Capital Management, LLC (“SAS”) that was paid by Actua. The estimated transaction costs are not reflected in the unaudited pro forma condensed combined statements of operations as these costs are non-recurring and are directly related to the acquisition.

(e)To eliminate the intercompany note payable to Actua of $10,000.

(f)To eliminate the contingent consideration of $1,297 related to an earnout payment for FolioDynamix’s purchase of SAS that was paid by Actua.

(g)To record the fair value adjustment of $353 to deferred revenues acquired from FolioDynamix in accordance with ASC 820. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus a reasonable profit margin to perform services based on deferred revenue balances of FolioDynamix as of September 30, 2017.

The fair value adjustment to deferred revenue will reduce revenues during a period of time following the Acquisition; however this adjustment has not been included in the pro forma condensed combined statements of operations because it is non-recurring in nature.

(h)As a result of the valuation allowance Envestnet has on all U.S. deferred tax assets, in both the historical and pro forma periods presented, there are no pro forma adjustments recorded related to U.S. deferred tax assets or U.S. deferred tax liabilities in the pro forma condensed consolidated balance sheet as of September 30, 2017 and there were no pro forma adjustments recorded related to income tax benefits for the year ended December 31, 2016 and for the nine-month period ended September 30, 2017.

(i)To eliminate FolioDynamix’s historical common shares, additional paid-in capital and treasury stock.

(j)To eliminate FolioDynamix’s historical accumulated deficit totaling $54,775 offset by accrued transcation costs of $1,920.

(k)At this time, information is not currently available to present FolioDynamix’s historical revenue in Envestnet’s revenue categories.

(l)Envestnet granted restricted stock units to certain former FolioDynamix employees upon commencement of their employment with Envestnet. The restricted stock units vest one-third on the first anniversary of the grant date and quarterly over the next two years. To record stock-based compensation for the issuance of the restricted stock units net of estimated forfeitures and to eliminate stock-based compensation recorded by FolioDynamix for the historical periods presented:

	For the	For the
	Year Ended	Nine Months Ended
	December 31, 2016	September 30, 2017
Stock compensation expense for new RSU grants	$800	$600
Less: historical FolioDynamix stock compensation expense	(1,693)	(1,225)
Net	$(893)	$(625)

(m)To eliminate the fair market value adjustment on contingent consideration of $352 related to an earnout payment for FolioDynamix’s purchase of SAS.

(n)To record the estimated interest expense related to the credit facility related to the acquisition as well as to eliminate FolioDynamix’s historical interest expense:

	For the	For the
	Year Ended	Nine Months Ended
	December 31, 2016	September 30, 2017
Estimated interest expense on credit facility	$7,550	$5,663
Less: historical interest expense on FolioDynamix note payable	(292)	(340)
Net	$7,258	$5,323

The calculation of interest expense on the credit facility assumes no repayment of principal for the periods presented and an assumed annual interest rate of 3.87%. An increase or decrease in the average annual interest rate of 0.125% would result in an approximate increase or decrease of $245 and $185 in the estimated interest expense for the year ended December 31, 2016 and the nine months ended September 30, 2017, respectively.

(o)To eliminate the direct, incremental transaction costs in the amount of $2,391 related to the Acquisition for the nine months ended September 30, 2017 and to eliminate the fair market value adjustment on contingent consideration of $6,931 related to an earnout payment for FolioDynamix’s purchase of SAS that was paid by Actua.